UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

December 27, 2016

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
14100 NW 57th Court Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, ERBA Diagnostics, Inc. (the “Company”), has a secured, revolving credit facility of up to $5,000,000 with Citibank, N.A. (“Citibank”), pursuant to those certain Business Loan Agreement and amended and restated Promissory Note (the “Old Note”). As previously reported, the maturity date of the Old Note is December 31, 2016.

On December 27, 2016, the Company entered into an amended and restated Promissory Note (the “Amended and Restated Note”) with Citibank, such that the maturity date of such secured, revolving credit facility has been extended from December 31, 2016 to June 30, 2017. Other than the extension of the maturity date of the secured, revolving credit facility, the terms and conditions of the secured, revolving credit facility, including, without limitation, the annual interest rate equal to the 30-day LIBOR plus 1.75%, remain the same. All other agreements associated with the secured, revolving credit facility remain unchanged and outstanding.

The description of the Amended and Restated Note set forth under this Item 1.01 does not purport to be complete. Such description is qualified in its entirety by reference to a copy of the Amended and Restated Note (the form of which is attached hereto as Exhibit 10.1).

Item 1.02 Termination of a Material Definitive Agreement.

The Amended and Restated Note has superseded the Old Note, which is no longer in effect. The information set forth under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1 – Amended and Restated Promissory Note, executed on December 27, 2016, made by ERBA Diagnostics, Inc. in favor of Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: December 29, 2016	By:	/s/ Mohan Gopalkrishnan
Mohan Gopalkrishnan,
Chief Executive Officer

Exhibit Index

Exhibit	Description

10.1	Amended and Restated Promissory Note, executed on December 27, 2016, made by ERBA Diagnostics, Inc. in favor of Citibank, N.A.